Cipher Mining Announces the Retirement of Edward Farrell, Chief Financial Officer, and the Appointment of Gregory Mumford as Successor
NEW YORK – October 6, 2025 (GLOBE NEWSWIRE) – Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”), a leading developer and operator of industrial-scale data centers, today announced a transition in its Chief Financial Officer (“CFO”) role. Ed Farrell will become a Senior Advisor to the Company and Greg Mumford has been appointed incoming CFO. Both appointments will take effect upon Mr. Farrell’s retirement on October 14, 2025.
Mr. Farrell was the Company’s first CFO and was instrumental in the Company’s tremendous success in its first five years. He played a pivotal role in taking the Company public in 2021 and provided strong financial leadership in successfully navigating Cipher through the challenges and opportunities of its early years as a publicly traded company. He will continue to share his expertise, insights, and extensive experience with Cipher in his new role as Senior Advisor. In this capacity, he will support the CFO leadership transition and continue to provide strategic guidance to the Company.
"I want to extend my deepest gratitude to Ed for his exceptional leadership in building Cipher’s solid foundation and guiding our growth with unmatched financial expertise. He has assembled an outstanding finance team that leaves us well-positioned for this transition and the opportunities ahead,” said Tyler Page, Cipher’s CEO. “I am grateful for his partnership, collaboration, and friendship, and I look forward to benefitting from his continued counsel in the future. We will miss him and extend our best wishes to him and his family in his retirement."
Mr. Mumford will succeed Mr. Farrell and become Cipher’s second CFO. Mr. Mumford brings more than a decade of experience across financial services, credit, and capital markets. Most recently, he was a senior banker in the Digital Assets & Infrastructure Investment Banking group at Keefe, Bruyette & Woods, where he advised on a wide range of M&A and capital markets transactions, with a focus on digital infrastructure and industrials. At Cipher, he will leverage his deep corporate finance expertise, spanning strategic advisory, structuring, and capital markets execution, to support the company’s growth and long-term strategy. Mr. Mumford will lead the Company’s finance department and serve on the Company’s Executive Management Team. He will report to Mr. Page.

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“We are thrilled to welcome Greg to the Cipher team at such an exciting time for the Company. His track record as a dealmaker, structuring complex transactions and navigating dynamic capital markets, makes him uniquely well-suited to help us capitalize on the extraordinary momentum and opportunities we are seeing in the HPC space,” said Mr. Page. “His experience advising on transformative deals in digital infrastructure and industrials will be invaluable as we continue to scale.”
About Cipher
Cipher is focused on the development and operation of industrial-scale data centers for bitcoin mining and HPC hosting. Cipher aims to be a market leader in innovation, including in bitcoin mining growth, data center construction and as a hosting partner to the world's largest HPC companies. To learn more about Cipher, please visit https://www.ciphermining.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as statements about the timing of Mr. Farrell’s retirement and his future advisory role at the Company, the timing of Mr. Mumford’s transition, the Company’s beliefs and expectations regarding its planned business model and strategy, and management plans and objectives, are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual

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results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts it may make to modify aspects of its business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Cipher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025, Cipher’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 7, 2025, and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.
Website Disclosure
The company maintains a dedicated investor website at https://investors.ciphermining.com/ (“Investors’ Website”). Financial and other important information regarding the Company is routinely posted on and accessible through the Investors’ Website. Cipher uses its Investors’ Website as a distribution channel of material information about the Company, including through press releases, investor presentations, reports and notices of upcoming events. Cipher intends to utilize its Investors’ Website as a channel of distribution to reach public investors and as a means of disclosing material non-public information for complying with disclosure obligations under Regulation FD. In addition, you may sign up to automatically receive email alerts and other

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information about the Company by visiting the “Email Alerts” option under the Investor Resources section of Cipher’s Investors’ Website and submitting your email address.
Contacts:
Investor Contact:
Courtney Knight
Head of Investor Relations at Cipher Mining
Courtney.knight@ciphermining.com
Media Contact:
Ryan Dicovitsky / Katie Nerantzis
Dukas Linden Public Relations
CipherMining@DLPR.com

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